UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

 Beta Bionics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42491	47-5386878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hughes

Irvine, California 92618

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 427-7785

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BBNX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2026, Beta Bionics, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s definitive proxy statement for the Annual Meeting was filed with the U.S. Securities and Exchange Commission on April 10, 2026 and describes in detail the two proposed voting matters (the “Proposals”) submitted to the Company’s stockholders at the Annual Meeting. The final results for the votes cast with respect to each Proposal are set forth below.

As of March 23, 2026, the record date for the Annual Meeting, there were 44,561,695 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 36,061,048 shares of the Company’s common stock were represented in person or by proxy.

Proposal 1. Election of Directors

The Company’s stockholders elected two Class I directors, Sean D. Carney and Christy Jones, to hold office until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal, by the following vote:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Sean D. Carney	30,659,060	608,992	4,792,996
Christy Jones	25,865,542	5,402,510	4,792,996

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, by the following vote:

Votes For	Votes Against	Abstentions
36,011,432	41,527	8,089

No other items were presented for stockholder approval at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beta Bionics, Inc.

By:	/s/ Sean Saint
Sean Saint
President and Chief Executive Officer

Dated: May 22, 2026